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     COOPERATIVE BANKSHARES REPORTS 15% INCREASE IN SECOND QUARTER EARNINGS

For Immediate Release:

         Wilmington, NC July 25, 2007--Cooperative Bankshares, Inc. (NASDAQ:
"COOP") (the "Company") reported net income for the quarter ended June 30, 2007 of $2.1 million or $0.31 per diluted share, an increase of 14.8% over the same quarter last year. Net income for the quarter ended June 30, 2006 was $1.8 million or $0.27 per diluted share. Net income for the six months ended June 30, 2007 was $4.2 million or $0.63 per diluted share, an increase of 28.2% over the same period last year. Net income for the six months ended June 30, 2006 was $3.3 million or $0.49 per diluted share. The increase in net income from the prior year period was mainly due to an increase in net interest income caused primarily by growth in loans and a reduction to the provision for loan losses. Net income for the six months ended June 30, 2007 was also affected by a gain of $275,000 recognized on the sale of a branch office that was relocated in Morehead City. Loans increased to $792.4 million at June 30, 2007 representing a 4.1% increase from December 31, 2006 and a 9.2% increase from June 30, 2006. For the six-month period ended June 30, 2007, the bulk of the increase in the loan portfolio occurred in construction and land development loans, which grew $27.6 million (16.7%), and one-to-four family loans, which grew $12.3 million (3.4%). For the twelve-month period ended June 30, 2007, the majority of loan growth occurred in one-to-four family loans, which grew $62.1 million (19.7%), and construction and land development loans, which grew $19.6 million (11.3%). Loan growth was primarily attributable to the growth of the markets in which the Company's wholly owned subsidiary, Cooperative Bank (the "Bank"), conducts its business, the Bank's improved branch network and a continued emphasis on increasing overall loan production. The provision for loan losses decreased to $350,000 for the quarter ended June 30, 2007 representing a 54.8% decrease from the quarter ended June 30, 2006. For the six months ended June 30, 2007, the provision for loan losses decreased to $650,000, representing a 52.2% decrease when compared to the six months ended June 30, 2006. This decrease in the provision for loan losses was primarily the result of slower loan growth in the three and six months ended June 30, 2007 as compared to the three and six months ended June 30, 2006, respectively.

         Total assets increased to $891.6 million at June 30, 2007, an increase of 3.7% compared to $860.1 million at December 31, 2006 and an increase of 7.7% compared to $827.7 million at June 30, 2006. Asset growth was primarily the result of continued loan growth, which was mostly funded by deposit growth. Deposits at June 30, 2007 increased to $690.8 million from $661.9 million at December 31, 2006 and from $633.4 million at June 30, 2006, primarily as a result of the Bank's improved branch network, increasing brokered deposits and the Bank being located in markets experiencing growth. At June 30, 2007, stockholders' equity was $61.4 million, or $9.37 per share, and represented 6.88% of assets, compared to $57.6 million, or $8.85 per share, representing 6.70% of assets at December 31, 2006 and compared to $53.3 million, or $8.19 per share, representing 6.44% of assets at June 30, 2006.

         On July 2, 2007, the Company completed the acquisition of Bank of Jefferson located in Chesterfield County, South Carolina. At June 30, 2007, Bank of Jefferson had $9.4 million of deposits and $6.8 million in loans. The financial information presented in this news release does not include Bank of Jefferson.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank in North Carolina and Bank of Jefferson in Chesterfield County, South Carolina. Chartered in 1898, Cooperative Bank provides a full range of financial services through twenty three offices in Eastern North Carolina. Chartered in 1946, Bank of Jefferson operates one office in Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through two offices in North Carolina.

         Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which contain words such as "expects," "intends," "believes" or words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the Company files with the Securities and Exchange Commission (the "SEC"), which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

         The Company has filed a Form 8-K with the SEC containing additional financial information.

Contact: Frederick Willetts, III, President, Todd L. Sammons, CPA, Senior Vice President/ CFO, Linda B. Garland, Vice President/ Secretary, 910-343-0181

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             COOPERATIVE BANKSHARES, INC.
                   201 MARKET ST.                                            UNAUDITED SELECTED FINANCIAL DATA
               WILMINGTON, NC 28401                                                 NASDAQ SYMBOL: COOP

       (IN THOUSANDS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------------------------------------------------------------
BALANCES AS OF:                                            06/30/07        03/31/07        12/31/06        09/30/06        06/30/06
====================================================================================================================================
ASSETS                                                $     891,567     $   865,225     $   860,090     $   843,086     $   827,745
STOCKHOLDERS' EQUITY                                         61,365          59,539          57,623          55,798          53,283
DEPOSITS                                                    690,798         665,139         661,892         648,467         633,430
BOOK VALUE (6,547 SHARES AS OF 6/30/07)                        9.37            9.14            8.85            8.57            8.19

NON-PERFORMING ASSETS:
  ACCRUING LOANS  90  DAYS PAST DUE                           1,082           1,015           1,124             608           2,278
  NON-ACCRUAL LOANS                                             525             219             172             368              18
  FORECLOSED REO                                                574             574             653             574             574
                                                      ------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                       $       2,181     $     1,808     $     1,949     $     1,550     $     2,870
                                                      ==============================================================================

====================================================================================================================================
FOR THE QUARTER ENDED:                                     06/30/07        03/31/07        12/31/06        09/30/06        06/30/06
====================================================================================================================================
NET INTEREST MARGIN                                            3.48%           3.50%           3.48%           3.70%           3.72%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                    110.5%          110.1%          110.1%          110.9%          111.2%

STOCKHOLDERS' EQUITY/ASSETS                                    6.88%           6.88%           6.70%           6.62%           6.44%

====================================================================================================================================
NET INCOME                                            $       2,066     $     2,103     $     2,109     $     2,279     $     1,799
                                                      ==============================================================================

NET INCOME  PER DILUTED SHARE                         $        0.31     $      0.32     $      0.32     $      0.34     $      0.27
                                                      ==============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                            6,634           6,639           6,645           6,638           6,619
                                                      ==============================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                                         $         350     $       300     $       350     $       525     $       775
    CHARGE OFFS                                                  68              14             360              63             789
    RECOVERIES                                                    -              13               1               -               1
                                                      ------------------------------------------------------------------------------
    BALANCE                                           $       8,367     $     8,085     $     7,786     $     7,795     $     7,333
                                                      ==============================================================================
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